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                          WAYNE HUMMER INVESTMENT TRUST

                        TERMINATION OF SERIES DESIGNATED
                         WAYNE HUMMER COREPORTFOLIO FUND

     WHEREAS, the Trustees of Wayne Hummer Investment Trust, Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Agreement and Declaration of Trust of the Trust dated as of September 29, 1983, and as amended (the "Declaration"), have heretofore established and designated the Wayne Hummer CorePortfolio Fund series of the Trust (the "Fund"), as set forth in the Amendment to the Agreement and Declaration of Trust dated July 23, 1999;

     NOW THEREFORE, the undersigned, being at least a majority of the Trustees of the Trust do hereby confirm that:

     1. they determined that termination of the Fund is in the best interest of the Fund and its shareholders due to factors, such as the inability of the Fund to maintain its assets at an appropriate size, that adversely affect the ability of the Fund to conduct its business and operations in an economically viable manner;

     2.   the Fund is terminated effective March 22, 2005, and pursuant to
          Article IX, Section 1 of the Declaration, the shareholders of the Fund had been provided with written notice of the Trustees' decision to terminate the Fund;

     3. upon termination of the Fund, the Fund distributed the Fund's proceeds (after Fund assets were reduced to cash) ratably among the shareholders of the Fund according to the number of shares of the Fund held by such shareholders on the date of termination of the Fund, and

     4. the trustees are discharged from all further liabilities and duties with respect to the Fund and the rights and interests of any remaining shareholders of the Fund have ceased.

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     IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this instrument as of this 22nd day of March, 2005.


                                        /s/ Joseph Alaimo
                                        ----------------------------------------
                                        Joseph Alaimo


                                        /s/ Charles V. Doherty
                                        ----------------------------------------
                                        Charles V. Doherty


                                        /s/ Joel D. Gingiss
                                        ----------------------------------------
                                        Joel D. Gingiss


                                        /s/ Patrick D. Long
                                        ----------------------------------------
                                        Patrick D. Long


                                        /s/ James J. Riebandt
                                        ----------------------------------------
                                        James J. Riebandt


                                        /s/ Eustace K. Shaw
                                        ----------------------------------------
                                        Eustace K. Shaw

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